EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Registration File Nos. 2-58660, 33-32880, 33-48803, 33-48804, 33-48807, 33-54349, 33-59603, 33-63389, 333-35741, 333-35739, 333-29627, 333-41828, 333-41830, 333-41832, 333-69774, 333-69776, 333-69778, 333-107195 and 333-127637), in Registration Statements on Form S-3 (Registration File Nos. 333-67543, 333-108566 and 333-136820), and in Registration Statement on Form S-4 (Registration File No. 33-24124) of our report dated February 28, 2007, June 4, 2007 as to Notes 1, 2, 5, 6, 7, 8, 10, 12, 13, 17, and 18, relating to the financial statements of Marsh & McLennan Companies, Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s changes in accounting for pension and postretirement benefits and share-based payments, as well as the retrospective adjustment of the financial statements for discontinued operations) appearing in the Current Report on Form 8-K of Marsh & McLennan Companies, Inc. and subsidiaries for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP.

New York, New York
June 8, 2007